FORM OF STOCK OPTION AWARD AGREEMENT

                                                                    EXHIBIT 10.2

                        THE DUN & BRADSTREET CORPORATION
                            2000 STOCK INCENTIVE PLAN
                               STOCK OPTION AWARD
                                  (Grant Date)

        This STOCK OPTION AWARD (this "Award") is being granted to __________________ (the "Participant") as of this ____ day of _________, 200_
(the "Grant Date") by THE DUN & BRADSTREET CORPORATION (the "Company") pursuant to THE DUN & BRADSTREET CORPORATION 2000 STOCK INCENTIVE PLAN (the "Plan"). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.

                1. Grant of Stock Option. The Company hereby grants to the Participant pursuant to the Plan the right and option (an "Option") to purchase, subject to the terms of this Award and the Plan and subject to the vesting provisions of Section 3, all or any part of the aggregate of _______ shares of the Company's Common Stock, par value $.01 per share (the "Shares"), at a purchase price per Share of $_________ (the "Option Price"). This Option is a non-qualified stock option and, accordingly, does not qualify as an incentive stock option under Section 422 of the Code.

                2.      Term of Option. This Option shall expire on the tenth
        (10) anniversary of the Grant Date (the "Expiration Date") and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Award.

                3. Vesting. Except as otherwise provided herein, this Option shall vest in equal installments on the first, second, third and fourth anniversaries of the Grant Date (i.e., 25% on each anniversary) and shall be exercisable only to the extent that it has vested. This Option shall cease to vest upon the Participant's termination of active employment, and may be exercised after the Participant's date of termination only as set forth below.

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                4.      Termination of Employment.

                (a) Exercisability Upon Termination of Employment by Death or Disability. If the Participant's active employment with the Company and its Affiliates terminates by reason of death or Disability (as defined in the Plan) after the first anniversary of the Grant Date, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of
        (A) the remaining term of the Option or (B) five years after the date of death or Disability.

                (b) Exercisability Upon Termination of Employment by Retirement. If the Participant's employment with the Company and its Affiliates terminates by reason of Retirement (as defined in the Plan) after the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) five years after the date of such termination of employment (the "Post-Retirement Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of active employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if the Participant dies within a period of five years after such termination of employment, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or
        (ii) the period that is the longer of (A) five years after the date of such termination of active employment or (B) one year after the date of death (the "Special Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of active employment or becomes exercisable during the Special Exercise Period.

                (c) Effect of Other Termination of Employment. If the Participant's employment with the Company and its Affiliates terminates
        (i) for any reason (other than death, Disability or Retirement after the first anniversary of the Grant Date) or (ii) for any reason on or prior to the first anniversary of the Grant Date, an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of active employment.

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                5.      Manner of Exercise.

                (a) Option Exercise and Issuance of Shares. Until the Company determines otherwise, Option exercises and delivery of Shares will be administered by an independent third-party broker selected from time to time by the Company.

                (b) Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Company, with all applicable laws including, without limitation, the Company's insider trading policy.

                6. Tax Withholding. Regardless of any action the Company or the Participant's employer (the "Employer") takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant's responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate my liability for Tax-Related Items.

                Prior to exercise of the Option, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding of Tax-Related Items and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant's wages or other cash compensation paid to the Participant by the Company and/or the Employer or from proceeds of the sale of the Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that the Participant acquires to meet the withholding obligation for Tax-Related Items; or (2) satisfy the minimum statutory withholding for Tax-Related Items (including withholding pursuant to applicable tax equalization policies of the Company or its Affiliates) arising from the exercise of this Option by deducting from the total number of Shares that have

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        become vested that number of Shares having a Fair Market Value equal to the applicable amount of withholding taxes due. Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant's participation in the Plan or the Participant's purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items as described in this section.

                7. Nontransferability of Option. This Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and during the lifetime of the Participant may only be exercised by the Participant.

                8. Change in Control. If there is a Change in Control of the Company, the unvested portion of the Option shall become fully vested and exercisable as of the date of the Change in Control provided the Participant remains in the continuous employ of the Company or its Affiliates from the Grant Date until the date of the Change in Control.

                9. Change in Capital Structure. The terms of this Option, including the number of Shares subject to this Option, shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Shares or other similar changes in capitalization.

                10. Privileges of Stock Ownership. The Participant shall not have any of the rights of a shareholder of the Company with respect to any Shares until the Shares are issued to the Participant and no adjustment shall be made for cash distributions in respect of such Shares for which the record date is prior to the date upon which such the Participant or permitted transferee shall become the holder of record thereof.

                11. Detrimental Conduct Agreement. The obligations of the Company under this Award are subject to the Participant's timely execution, delivery and compliance with the Detrimental Conduct Agreement in the form provided by the Company to the Participant.

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                12.     Entire Agreement. The Plan is incorporated herein by
        reference and a copy of the Plan can be requested from the Corporate Secretary Department, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

                13. No Rights to Continued Employment. Nothing contained in the Plan or this Award shall give the Participant any right to be retained in the employment of the Company or its Affiliates or affect the right of any such employer to terminate the Participant. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any Participant. The Plan is a discretionary plan, and participation by the Participant is purely voluntary. Participation in the Plan with respect to this Option award shall not entitle the Participant to participate with respect to any other award in the future, even if Options have been granted repeatedly in the past. Any payment or benefit paid to the Participant with respect to this Award shall not be considered to be part of the Participant's "salary," and thus, shall not be taken into account for purposes of determining the Participant's termination indemnity, severance pay, retirement or pension payment, or any other Participant benefits, except to the extent required under applicable law. All decisions with respect to future Options, if any, will be at the sole discretion of the Company. In the event that the Participant is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company. The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not

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        increase in value, the Options will have no value. If the Participant exercises the Participant's Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Option Price. In consideration of the grant of Options, no claim or entitlement to compensation or damages shall arise from termination of the Options or diminution in value of the Options or Shares purchased through exercise of the Options resulting from termination of the Participant's employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Participant shall be deemed irrevocably to have waived the Participant's entitlement to pursue such claim. Notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Participant's employment (whether or not in breach of local labor laws), the Participant's right to receive Options and vest in Options under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Participant's right to exercise the Options after termination of employment, if any, will be measured by the date of termination of the Participant's active employment and will not be extended by any notice period mandated under local law. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Participant's Option grant.

                14. Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

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                15.     Data Privacy. The Participant hereby explicitly and
        unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan.

                The Participant understands that the Company and the Employer hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor, for the purpose of implementing, administering and managing the Plan ("Data"). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant's country or elsewhere, and that the recipient's country may have different data privacy laws and protections than the Participant's country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant's local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise of the Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant's participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant's local human resources representative. The Participant understands, however, that refusing or withdrawing

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        the Participant's consent may affect the Participant's ability to participate in the Plan. For more information on the consequences of the Participant's refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant's local human resources representative.

                16. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

                17. Governing Law. This Award shall be governed by the laws of the State of New York, U.S.A., without regard to choice of laws principles thereof.

        IN WITNESS WHEREOF, this Stock Option Award has been duly executed as of the date first written above.

                                   THE DUN & BRADSTREET CORPORATION

                                   By:
                                       -----------------------------------------
                                       Leader, Human Resources, Winning Culture,
                                       & Team Member Communications

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